                                                                   EXHIBIT 10.55

                                  ALLIED GROUP

                              SHORT TERM MANAGEMENT
                                 INCENTIVE PLAN


1.   PURPOSE
     -------

     This ALLIED Group Short Term Management Incentive Plan (the "Plan") is effective January 1, 1997.

     The purpose of this Plan is to encourage outstanding performance by certain key employees of ALLIED Group, Inc. ("AGI") in the attainment of annual financial and operating goals of AGI, ALLIED Mutual Insurance Company, and all of their subsidiaries except for ALLIED Life Financial Corporation and its subsidiaries (collectively, the "ALLIED Group").

2.   DEFINITIONS
     -----------

     The capitalized terms used throughout the Plan have the following meaning:

     (a) "AGIMC" means ALLIED Group Insurance Marketing Company.

     (b) "AGIS" means ALLIED Group Information Systems, Inc.

     (c) "AGMC" means ALLIED Group Mortgage Company.

     (d) "ALLIED Group Net Income" means net income after income taxes (including net realized investment gains/losses) for the consolidated group of companies comprising the ALLIED Group (excluding crop-hail business) computed in conformity with generally accepted accounting principles ("GAAP").

     (e) "Base Salary" is the annualized weekly base pay of the Participant in effect as of December 31 of the Plan year.

     (f) "Committee" shall mean the Compensation Committee of the Board of Directors of AGI in consultation with the Joint Compensation Committee of the Board of AGI and ALLIED Mutual Insurance Company.

     (g) "Consolidated TFG" shall mean The Freedom Group, Inc. and ALLIED Group Information Systems, Inc.

     (h) "Discretionary Award" is the increment above the Guaranteed Award which is awarded to a Participant based on the discretion of the Committee.

     (i) "DPW" is direct premiums written, net of return premiums, as reported in the 1997 Planning Package for a particular regional office or company. For ALLIED Group, it includes all property-casualty companies but excludes (i) Western Heritage, (ii) crop-hail business, and (iii) flood program. For AGIMC,

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                                      127


DPW shall exclude any premiums generated from business that is purchased by AGIMC from another entity, unless the Committee determines otherwise.

     (j) "Eligible Award Percentage" is that percentage amount set forth on Exhibit B which shows the direct numeric relationship associated with the attainment of Threshold, Goal, or Maximum performance, and it is used in determining potential Eligible Tier Awards. The Eligible Award Percentage is calculated as follows:

     Example Calculation for Eligible Award Percentage for
     -----------------------------------------------------
       Profit for a Participant from Des Moines Regional Office
       --------------------------------------------------------
       (DMRO) in Tier IV
       -----------------

     Step 1: Compare  actual  profit  results for the fiscal year (if the actual
     Profit results for the fiscal year do not meet the Threshold, then the Eligible Award Percentage is 0, and no further calculations are necessary) to the highest goal specified in Exhibit A that it exceeds (in this example, assume the actual profit results are $26,750,000).

     $1,750,000 = $26,750,000 - $25,000,000
                                (Threshold)

     Step 2: Interpolate between the Threshold and Goal (or between the Goal and Maximum as the case may be) to determine what percentage the Participant is above the Threshold or Goal. There is no need to interpolate if the Maximum has been exceeded. In this example, $1,750,000 is 50% between Threshold ($25,000,000) and Goal ($28,500,000).

         50% = $1,750,000 / ($28,500,000 - $25,000,000)

     Step 3: Take the eligible award percentage for Profit from Exhibit B for the Participant's particular tier category and for the goal level that has been attained (e.g., Threshold or Goal) and interpolate based on 50% attainment. The eligible award percentages for Profit in Tier IV on Exhibit B are 12% for Threshold and 24% for Goal.

         18% = ((24% - 12%) x 50%) + 12%

     In this example, 18% is the Eligible Award Percentage for Profit for a Participant from DMRO in Tier IV.

     The same process is used to compute the Eligible Award Percentage for Growth.


     (k) "Eligible Individual Award" is the award potential for a Participant based on Profit and Growth results. Eligible Individual Award is the sum of (i) the Eligible Award Percentage for Profit multiplied by the Base Salary for the Participant and (ii) the Eligible Award Percentage for Growth multiplied by the Base Salary for the Participant. The Eligible Individual Award is the base used to determine the Guaranteed Award and the Discretionary Award.

     (l) "Eligible Tier Award" is the award potential for a tier based on Profit and Growth results. Eligible Tier Award is the sum of all Eligible Individual Awards for all of the Participants in a particular tier.

     (m) "Goal" is the expected level of performance used to establish targeted awards as approved by the Committee.

     (n) "Growth" is a performance indicator and is the increase in revenue from the prior year stated in terms of a percentage increase or dollar target. Generally, revenue is expressed in DPW, except as follows:

     Consolidated TFG - total revenues for TFG and AGIS
     TFG - total revenues for TFG
     AGIS - total  revenues  for AGIS
     Midwest  Printing  Services - percentage increase in total revenues

     (o) "Guaranteed Award" is guaranteed to Participants and is 75% of their Eligible Individual Award.

     (p) "Maximum" is the level of performance at which the maximum eligible award could be made.

     (q) "Midwest Printing Services" is Midwest Printing Services, Ltd. but shall not include the revenues or expenses from the operations acquired in May 1995 from Monaco Computer Services, Inc.

     (r) "Operating Profit" is calculated on a GAAP basis, includes net realized investment gains/losses, and is after income taxes.

     (s) "Participant" is a key employee of AGI recommended by the President(s) of AGI and approved by the Committee to participate in this Plan.

     (t) "Persistency" for AGIMC is the year-end persistency percentage as shown on the ALLIED Group AGIMC Production Report B, which shall include any business that is purchased by AGIMC from another entity.

     (u) "Profit" is a performance indicator and shall be defined based on the particular area for which a Participant provides services:

     Regional Offices and Bonds - "Regional Office Operating Profit" AGIMC - "Persistency"
     AGI subsidiaries - "Operating Profit"
     Staff  areas/all  other areas - "ALLIED Group Net Income"
     Consolidated TFG - net income after tax including subsidiaries TFG - net income after tax excluding subsidiaries
     AGIS - net income after tax

     (v) "Regional Office Operating Profit" is the Regional Office Operating Statement GAAP net income.

     (w) "TFG" means The Freedom Group, Inc.

     (x) "Threshold" is the minimum level of performance that will warrant an award.

     (y) "WHIC" means Western Heritage Insurance Company.

3.   PARTICIPATION AND TIERS
     -----------------------

     Participation in the Plan is tiered by responsibility level and the short-term impact of the management position.

            Responsibility Levels
            ---------------------

     Tier I     President(s)
                Regional Vice Presidents
                Subsidiary Presidents
                Profit Center Officers
     Tier II    Regional Office Managers and Subsidiary Officers
     Tier III   Primary Corporate Staff Vice Presidents
     Tier IV    Subsidiary Managers
                Corporate Staff Vice Presidents and Officers
     Tier V     Subsidiary Managers
     Tier VI    Subsidiary Managers
                Regional Office Managers

     A participation list specifying the Participants in each tier shall be approved by the Committee prior to each fiscal year. The Committee may amend such list from time to time to add or delete Participants.

     Each tier level of participation will have varying award opportunity at the Threshold, Goal, and Maximum performance levels for each of the performance indicators.

4.   PERFORMANCE INDICATORS
     ----------------------

     Two performance indicators, Profit and Growth, will be used to measure the success of ALLIED Group and the level of bonus to be paid under this Plan. The Threshold for Profit must be attained before any award will be made based on Growth. Notwithstanding the foregoing, for AGIMC, the Threshold for Profit need not be attained for there to be an award based on Growth.

     Profit is the only indicator used to measure performance for AGMC, WHIC, and ALLIED General Agency, and the total bonus amount is paid based upon results of Profit.

5.   AWARDS
     ------

     (a) A Participant may receive an Eligible Individual Award under the Plan. No award will be made for performance that does not meet the Threshold goal for Profit. Upon meeting the Threshold goal for Profit, a Participant will receive a

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                                      130


Guaranteed Award. Depending on the determination of the Committee, a Participant may or may not receive a Discretionary Award. A Participant's total award is the sum of the Guaranteed Award and the Discretionary Award. The Discretionary Award combined with the Guaranteed Award cannot exceed 150% of the Participant's Eligible Individual Award.

     (b) In addition to the requirements in the foregoing paragraph, a pre-Threshold requirement will be applicable to Staff employees. "Staff employees" are defined to include those employees with overall corporate responsibilities, each of whom shall be identified as "Staff" on the participation list approved by the Committee. Staff employees must attain a 14% return on average equity based on AGI financial statements before they are eligible to meet the Threshold goal. "Return on equity" is defined as the "Return on Average Book Value per Fully-diluted Share" as calculated for and as disclosed in the ALLIED Group, Inc. Annual Report to Stockholders.

     (c) Total awards made to all of the Participants in a particular tier shall not exceed 100% of the Eligible Tier Award, but the total awards for a particular tier may be less than the Eligible Tier Award. Notwithstanding the foregoing, if the Committee determines that a Participant has shown extraordinary performance in a calendar year, the Committee may exceed the Eligible Tier Award in order to increase the Discretionary Award for the Participant showing such extraordinary performance.

     (d) In the event a Participant does not meet the Threshold goal for Profit, the Committee may, in unusual or extraordinary circumstances, award the Participant a special award under the Plan. This paragraph may only be invoked by the Committee in rare and extreme situations.

6.   PRORATED AWARDS
     ---------------

     Employees who become eligible for participation in this Plan after the beginning of the Plan year may receive a prorated award based on the time the employee was a Participant and based on active time employed during the Plan year. Prorated awards will be calculated by determining the number of calendar weeks that a Participant has been eligible for a tier and dividing that number by the calendar weeks in that Plan year.

7.   DEATH, DISABILITY, OR RETIREMENT
     --------------------------------

     In the event that a Participant dies, becomes disabled, or retires due to age in accordance with AGI policy, a prorated award will be made based on active time employed as a Participant during the Plan year.

8.   PLAN YEAR
     ---------

     The Plan year will be AGI's fiscal year.

9.   TRANSFERABILITY
     ---------------

     A Participant may not sell, pledge, donate, or otherwise assign any interest in this Plan.

10.  EMPLOYMENT
     ----------

     Nothing in this Plan confers upon a Participant any right to continued employment or interferes with or limits in any way ALLIED Group's right to terminate the employment of a Participant at any time.

11.  TERMINATION OF EMPLOYMENT
     -------------------------

     If a Participant terminates employment or is terminated by ALLIED Group for any reason other than death, disability, or retirement due to age in accordance with AGI policy, and if such termination date is prior to the payment date of an award under this Plan, any right to an award under this Plan is forfeited.

12.  PLAN AMENDMENT OR TERMINATION
     -----------------------------

     The Committee may amend or terminate the Plan at any time. Participants will be notified of such action as soon as it is practical to do so.

     In the event of any change in the corporate structure of AGI affecting the goals set forth in Exhibit A or the eligible award percentages set forth in Exhibit B, and where such change in corporate structure would adversely affect a Participant, the Committee may adjust or amend the Plan so as not to disadvantage a Participant. In the event that a change in accounting rules or procedures would affect the goals set forth in Exhibit A or the eligible award percentages set forth in Exhibit B, and where such change in accounting rules or procedures would adversely affect or create a windfall for a Participant, the Committee may adjust or amend the Plan.

13.  ADMINISTRATION
     --------------

     All matters pertaining to the administration of this Plan will be the responsibility of the Committee, and any decisions of the Committee shall be conclusive and binding. This includes all matters of interpretation, areas not specified in the Plan, and any other issues that may affect the Plan.

14.  GOVERNING LAW
     -------------

     The Plan will be administered, enforced, construed, and interpreted in accordance with the laws of the State of Iowa.


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                                      132


                                 EXHIBIT A GOALS

                                                       Threshold                  Goal                    Maximum
                                                       ---------                  ----                    -------
PROFIT
------
Regional Offices:
  DMRO                                                $25,000,000              $28,500,000              $32,000,000

  LRO                                                 $11,000,000              $12,500,000              $14,000,000

  RMRO                                                 $6,000,000               $7,000,000               $8,000,000

  PCRO                                                $16,500,000              $19,000,000              $21,500,000

Bonds                                                    $675,000                 $700,000                 $725,000

Staff (1)                                             $61,000,000              $70,500,000              $80,000,000

AGMC                                                   $2,400,000               $2,700,000               $3,000,000

WHIC                                                   $6,000,000               $7,000,000               $8,000,000

ALLIED General Agency                                     $25,000                  $30,000                  $35,000

TFG (2)                                                  $800,000                 $920,000               $1,040,000

AGIS (2)                                                 $400,000                 $475,000                 $550,000

Consolidated TFG (2)                                   $1,200,000               $1,395,000               $1,590,000

Midwest Printing Services                                $275,000                 $350,000                 $425,000

AGIMC                                                       87.5%                      89%                    90.5%

GROWTH
------
Regional Offices, Bonds, AGIS,
  and Staff in DPW                                            10%                    12.5%                      15%

AGIMC DPW                                                     18%                      22%                      26%

Midwest Printing Services                                     10%                      14%                      18%

TFG (2)                                               $10,000,000              $11,000,000               12,000,000

AGIS (2)                                              $11,000,000              $12,500,000              $14,000,000

Consolidated TFG (2)                                  $21,000,000              $23,500,000              $26,000,000
--------------------

(1) A pre-Threshold requirement will be applicable to Staff employees. Staff employees must attain a 14% return on equity based on ALLIED Group, Inc.
      financial statements before they are eligible to meet the Threshold goal.

(2) In the event that either TFG or AGIS receives a capital contribution in the Plan year, the Threshold, Goal, and Maximum shall each be adjusted upwards by the addition of the dollar amount derived from the following formula:

                   Dollar Amount of                x      14%        x      Remaining     /    Total
Number
                   Capital Contribution                                     Days in            of Days
 in
                                                                            Plan Year          Plan
Year

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                                      133


                                    EXHIBIT B
                           ELIGIBLE AWARD PERCENTAGES

                                     Threshold            Goal             Maximum          Weight
                                     ---------            ----             -------          ------
Tier I:

Profit                                   19%               38%               56%              75%
Growth                                    6%               12%               19%              25%
      Total                              25%               50%               75%

Tier II: (1)

Profit                                   15%               30%               45%              75%
Growth                                    5%               10%               15%              25%
      Total                              20%               40%               60%

Tier III:

Profit                                   13%               27%               40%              75%
Growth                                    5%                9%               14%              25%
      Total                              18%               36%               54%

Tier IV: (1,2)

Profit                                   12%               24%               36%              75%
Growth                                    4%                8%               12%              25%
      Total                              16%               32%               48%

Tier V: (2)

Profit                                    9%               18%               27%              75%
Growth                                    3%                6%                9%              25%
      Total                              12%               24%               36%

Tier VI:

Profit                                    6%               12%               18%              75%
Growth                                    2%                4%                6%              25%
      Total                               8%               16%               24%
-------------------

(1)   AGIMC award percentage weighting = 25% Persistency, 75% Growth.
(2)   TFG Financial and Insurance  Divisions  weighted 50% Profit and 50% Growth
      (Revenue)